UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2011 (December 9, 2011)

MERCHANTS & MARINE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Mississippi	000-53198	26-2498567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3118 Pascagoula Street, Pascagoula, Mississippi 39567

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (228) 762-3311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01	Other Events.

On December 9, 2011, Merchants & Marine Bank (the “Bank”), a wholly-owned subsidiary of Merchants & Marine Bancorp, Inc., a Mississippi corporation (the “Company”) closed the Purchase and Assumption Agreement, dated as of August 3, 2011 with Heritage First Bank, an Alabama state banking corporation (“Heritage First”) and wholly-owned subsidiary of Heritage First Bancorp, Inc., a Georgia corporation, whereby the Bank acquired approximately $55 million of the assets and certain liabilities of the branch offices of Heritage First located in Crossville and Gulf Shores, Alabama, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCHANTS & MARINE BANCORP, INC.

Date: December 14, 2011	By:	/s/ Royce Cumbest
Royce Cumbest
Chairman of the Board, President and
Chief Executive Officer
(Principal Executive Officer)